Exhibit 99.1

. Mack-Cali Realty Corporation Supplemental Operating and Financial Data 3Q 2019

Table of Contents Building 9 at Port Imperial-Weehawken, NJ (In-Construction) The Charlotte - Jersey City, NJ (In-Construction) Harborside 2 & 3 - Jersey City, NJ ▪ Company Highlights Page ▪Company Overview4 ▪Key Financial Metrics6 ▪Net Asset Value7 ▪Financial Schedules11 ▪Debt Statistics19 ▪Unconsolidated Joint Ventures23 ▪Transaction Activity24 ▪ Office Portfolio ▪Property Listing26 ▪Office Operating Schedules28 ▪ Roseland Residential Portfolio ▪Roseland Operating Schedules34 ▪Financial Statements39 This Supplemental Operating and Financial Data should be read in connection with the company’s third quarter 2019 earnings press release (included as Exhibit 99.2 of the company’s Current Report on Form 8-K, filed on October 30, 2019) as certain disclosures, definitions and reconciliations in such announcement have not been included in this Supplemental Operating and Financial Data. 3Q 20192

Company Highlights 3Q 20193

Company Overview

Corporate Profile

Mack-Cali (CLI) is a fully integrated REIT with a dual asset platform comprised of core office and growing residential holdings. We are geographically focused on the high barrier-to-entry Hudson River waterfront targeting cash flow growth through all economic cycles.

Company Objectives

Mack-Cali's office portfolio strives to achieve the highest possible rents in select markets with a continuous focus on improving the quality of our portfolio.

Mack-Cali's residential portfolio, via our Roseland Residential platform, is a market-leading residential developer and owner of class A properties. We have experienced and expect continued growth and cash flow contribution from our Roseland holdings as our development pipeline of active construction projects and planned starts is put into service.



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District Kitchen, Harborside 2 & 3
Jersey City, NJ

Key Statistics	3Q 2019	2Q 2019
Company		
Market Capitalization	$5.9 billion	$5.6 billion
Net Asset Value (Midpoint)	$3.4 billion	$3.6 billion
Core FFO	$38.2 million	$40.0 million
Core FFO Per Diluted Share	$0.38	$0.40
AFFO	$20.5 million	$29.5 million
Office Portfolio		
Square Feet of Office Space	11.4 million	11.4 million
Consolidated In-Service Properties	43	43
% Leased Office (Excl. Non-Core)	80.8%	79.8%
% Commenced Occupancy (Excl. Non-Core)	78.7%	77.1%
GAAP Rental Rate Roll-Up (Excl. Non-Core)	22.4%	17.7%
Cash Rental Rate Roll-Up (Excl. Non-Core)	10.9%	8.7%
Average In-Place Rent Per Square Foot	$34.95	$34.94
Residential Portfolio		
Operating Units/Keys	8,282	7,262
% Leased	97.0%	97.7%
Average Rent Per Unit	$2,767	$2,737
In-Construction Units	1,944	2,319

3Q 2019 CLI Company Highlights 4

Company Achievements 3Q 2019 Performance Highlights •Achieved Core FFO of $38.2 million, or $0.38 per share •Produced AFFO of $20.5 million •Office: Leased 69,650 square feet of office space; finished 3Q at 80.8% leased (excluding Non-Core) •Residential: The operating portfolio finished 3Q at 97.0% leased 3Q 2019 Office Leasing Activity •Completed 31,285 square feet of waterfront office leasing, including a new deal with DealCloud, Inc. •Completed 38,365 square feet of leasing in the class A suburban, suburban, and non-core portfolios, including a renewal with IBSA Pharma 3Q 2019 Development Activity •On July 9, 2019, commenced operations at the Envue Hotel an Autograph Collection Hotel in Port Imperial, completing the dual-flag hotel development in Weehawken, NJ 3Q 2019 Transaction Activity •On July 29, 2019, the Company refinanced the construction loan on Signature Place at Morris Plains with proceeds from a $43 million permanent loan •On August 5, 2019, the Company secured a new 10-year $150 million mortgage on its 111 River office asset in Hoboken, NJ, at an effective rate of 3.90%; proceeds from the mortgage were used to pay down unsecured debt obligations •On September 26, 2019, the Company acquired Liberty Towers, a 648-unit apartment complex in Jersey City, for a purchase price of $409 million; acquisition was partially funded by a new 5-year $232 million mortgage at an effective rate of 3.37% •On September 26, 2019, the Company closed a construction loan on 233 Canoe Brook, a 195-unit residential development in Short Hills, NJ •Subsequent to quarter end, the Company disposed of Alterra & The Chase at Overlook Ridge for a gross price of $411.5 million; the net proceeds were used to purchase Liberty Towers, completing the reverse 1031 exchange and paying the credit line balance down •Subsequent to quarter-end, the Company secured a $74 million bridge loan on the Marriott Hotels at Port Imperial with additional $20 million of earn out proceeds available One River Centre, Middletown, NJ Liberty Towers, Jersey City, NJ 3Q 2019 CLI Company Highlights5

Key Financial Metrics $ in thousands, except per share amounts and ratios 3Q 2019 Notes: See supporting “Key Metrics” notes on page 41. CLI Company Highlights6

Net Asset Value
(Unaudited)

$ in millions
(except per share amounts)

	Rentable SF/ Apt Units	3Q 2019 Annualized NOI [1]	Cap Rate	NAV Calculation [2] Gross Asset Value (A)	Gross Per SF/Unit	Property Debt (B)	Third Party Interests (C)	Discounting [10] (D)	Net Asset Value (A-B-C-D)	Net Value Range [3] High	Low
Office Portfolio	MSF										
Hudson Waterfront (Jersey City, Hoboken)	4.908	$75.1	4.3%	$1,747	*$356*	($400)	$0	$0	$1,347	$1,577	$1,165
Class A Suburban (Metropark, Short Hills)	2.155	46.3	7.8%	597	*277*	(125)	0	0	472	513	436
Suburban	4.147	52.8	10.3%	512	*123*	0	0	0	512	538	488
Subtotal [3][4]	11.210	$174.1		$2,856	*$255*	($525)	$0	$0	$2,331	$2,628	$2,089
Non-Core, Repositioning Properties, & Retail [5]				62		0	0	0	62	62	62
Hotel and Other JV Interests [6]				166		(113)	(28)	0	25	25	25
Harborside Plaza 4				90		0	0	0	90	90	90
Land [7]				60		0	0	0	60	60	60
Office - Asset Value				$3,234		($638)	($28)	$0	$2,567	$2,865	$2,326
Less: Office Unsecured Debt									(1,063)	(1,063)	(1,063)
Less: Office Preferred Equity/LP Interests									(53)	(53)	(53)
Add: 1031 Balances & Other Receivables									194	194	194
Total Office NAV									$1,645	$1,943	$1,404
Residential Portfolio	Units	Stabilized NOI									
Operating Properties - Wholly-Owned/Consolidated	5,671	$138.1	4.9%	$2,834	*$500*	($1,564)	($47)	($4)	$1,219	$1,365	$1,119
Operating Properties - Unconsolidated JVs [8]	2,611	55.8	4.5%	1,244	*476*	(616)	(325)	0	303	340	272
In-Construction Properties [9][10]	1,949	60.8	4.6%	1,328	*681*	(630)	(82)	(195)	421	472	371
Land	9,968			551	*55*	0	(103)	0	448	470	425
Fee Income Business, Tax Credit, & Excess Cash				36		0	0	0	36	36	36
Residential - Asset Value [11]				$5,993		($2,810)	($557)	($199)	$2,427	$2,683	$2,223
Less: Rockpoint Interest									(448)	(450)	(446)
Less: Other Payables									(194)	(194)	(194)
Total Residential NAV				$5,993		($2,810)	($557)	($199)	$1,785	$2,039	$1,583
Total Mack-Cali NAV									$3,430	$3,982	$2,987
Approximate NAV / Share (100.5MM shares) [12]									*$34.11*	*$39.60*	*$29.70*

Notes:
See footnotes and "Information About Net Asset Value (NAV)" on pages 9 and 10.

3Q 2019 CLI Company Highlights 7

Net Asset Value – Residential Breakdown (Unaudited) $ in millions Operating Properties Top NAV (net equity) Contributors Urby Ha rbors i de $188 11% Li be rty Towe rs 177 10% Mona co 168 9% Ma rri ott Hote l s a t Port I mpe ri a l 126 7% Ports i de 7 & 5/6 a t Ea s t Pi e r 110 6% NAV by Market New York Metro, Subtotal $768 43% Current/Future Development Properties The Cha rl otte $168 9% Pl a za 8/9 (l a nd) 122 7% Bui l di ng 9 a t Port I mpe ri a l 98 5% Urby Future Pha s e s 83 5% 107 Morga n 67 4% Subtotal $537 30% Top Contributing Assets $1,305 73% Washington, D.C., 5% NJ Corridor, 6% Boston Metro, 17% 1% Philadelphia Metro, 1% Gross Portfolio Value Stabilized Gross Asset Value $5,993 Le s s : Di s cou n t for CI P (199) Di s cou n te d Gros s As s e t Va l u e $5,794 Le s s : Exi s ti n g De b t (2,810) Le s s : 3rd Pa rty I n te re s ts & Oth e r Ob l i ga ti on s (751) Le s s : Rockp oi n t Sh a re (448) MCRC Share of Residential NAV $1,785 Hudson River Waterfront, 70% 3Q 2019 Notes: See footnotes and “Information About Net Asset Value (NAV)” on pages 9 and 10. CLI Company Highlights8

Notes: Net Asset Value

(Unaudited)

1) Reflects 3Q 2019 Annualized Cash NOI for office assets; projected 12-month NOI for stabilized residential assets and the projected stabilized NOI for residential assets in-construction and lease-up. See Information About Net Operating Income on page 44.

2) NAV is generally arrived at by calculating the estimated gross asset values for each of the Company's real estate properties, investments and other significant assets and interests, and then deducting from such amounts the corresponding net debt and third parties' interests in the assets. Gross asset values for stabilized operating multi-family real estate properties are calculated using the direct capitalization method by dividing projected net operating income for the next one-year period by an estimated market capitalization rate for each property. Gross asset values for operating office properties are presented by dividing projected net operating income for the next one-year period by an estimated year one imputed capitalization rate for each property. See Footnote 4 for a more detailed description of the methodology used by management to estimate gross asset values for its operating office properties. Management projects net operating income that it expects to receive for future periods from a combination of in-place lease contracts, prospective renewals of expiring leases and prospective lease-up of vacant space. Market capitalization rates are estimated for each property based on its asset class and geographic location and are based on information from recent property sale transactions as well as from publicly available information regarding unrelated third party property transactions.

3) The value range is determined by adding or subtracting 0.50% to the year 1 cap rate for office properties and 0.25% to the year 1 cap rate for residential properties. Property cash flows have been reduced by credit loss reserves, leasing and base building capital expenditures, including Harborside renovations. The Waterfront valuation includes $80 million in capital for the Harborside renovations. Additionally, the analysis includes approximately $89 million in base building capital during the first three years of the five-year discounted cash flow. The capital is allocated to physical building improvements and is estimated $40 million at the Waterfront, $19 million in the Class A Suburban, and $30 million in the Suburban portfolio's, respectively. Furthermore, the analysis includes $10 million in leasing capital budgeted in each of the Waterfront, Class A Suburban and Suburban portfolios. This is in addition to the tenant improvements, leasing commissions and capital reserves budgeted.

4)

	Rentable Area (MSF)	3Q 2019 Annualized Cash NOI	Year 1 Cap Rate	In-Place Rent PSF	Market Rent PSF	Stabilized Occupancy Rate	Stabilized Cap Rate	Unlevered IRR	Value	$ PSF
Office										
Hudson Waterfront	4.908	$75.1	4.3%	$38.72	$46.59	92.0%	6.0%	7.0%	$1,747	$356
Class A Suburban	2.155	46.3	7.8%	38.33	40.70	88.0%	7.0%	8.0%	597	277
Suburban	4.147	52.8	10.3%	28.72	30.85	81.0%	8.0%	9.0%	512	123
Subtotal	**11.210**	**$174.1**		**$34.95**	**$39.63**				**$2,856**	**$255**

The year one cap rate, applied to the 3Q 2019 Annualized Cash NOI, is derived from the present value of periodic cash flows over five years and a terminal value based on stabilized income and a market cap rate, all discounted at an unlevered internal rate of return. See Information About Net Operating Income on page 44.

The Company calculates estimated gross asset values for each of its operating office assets by taking the sum of (i) the present value of periodic cash flows over five years and (ii) a terminal value based on estimated stabilized income and a market capitalization rate at stabilization, all discounted at an unlevered internal rate of return. This value, divided by the projected net operating income for a one-year period yields the year one imputed capitalization rate. Management projects the periodic cash flows over five years and the stabilized income from a combination of in-place lease contracts, prospective renewals of expiring leases and prospective lease-up of vacant space. Factors considered by management in projecting releasing and lease-up of vacant space and estimating the applicable market rental rates include: identification of leases currently being negotiated by management; historical annual leasing volumes for such property types; and comparable leases that have been executed for properties within the Company's portfolio and for competitor buildings in similar locations. Notwithstanding the foregoing, any assets that are contemplated for sale are valued individually at indicative or at contract prices.

5) Valuations for non-core assets, which are those assets being considered for sale or disposal, or in the active marketing process, are generally based on recent contract prices for similar properties in the process of being sold, letters of intent and ongoing negotiations for properties. Wegmans and 24 Hour Fitness are in active contract negotiations for $46.25 MM less transaction costs. See Information About Net Operating Income on page 44. Valuations for properties planned for or undergoing a repositioning or repurposing utilize a projected stabilized net operating income for the asset upon completion of the repositioning/repurposing activities. After applying an estimated capitalization rate to a projected stabilized net operating income, the capitalized value is next discounted back based on the projected number of periods to re-stabilize the asset. The discount rate applied is determined based on a risk assessment of the repositioning/repurposing activities and comparable target returns in the marketplace, and further validated by outside market sources, when available for that market. Additionally, adjustments are made to the estimated value by deducting any estimated future costs necessary to complete the planned activities, as well as adding back the discounted projected interim operating cash flows expected to be generated by the property until re-stabilization has been achieved.

3Q 2019 CLI Company Highlights 9

Notes: Net Asset Value (Unaudited) 6)Includes the Company's ownership interests in the Hyatt Regency Jersey City and two office joint venture properties. 7)The value of land is based on a combination of recent or pending transactions for land parcels within our relevant markets and unrelated third parties, and sometimes may utilize land appraisals for certain markets, if available for other purposes, such as for transaction financing. Further, we consider what a land parcel’s value would need to be when combined with all other development costs to yield what we believe to be an appropriate target rate of return for a development project. The per apartment unit or per square foot office space values are derived by dividing the aggregate land value by the number of potential apartment units or square feet of office space the land can accommodate. The number of potential units or square feet of office space a land parcel can accommodate is most commonly governed by either in-place governmental approvals or density regulations set forth by existing zoning guidelines. 8)Joint venture investments are generally valued by: applying a capitalization rate to projected NOI for the joint venture’s asset (which is similar to the process for valuing those assets wholly owned by the Company, as described above and previously), and deducting any joint venture level debt and any value allocable to joint venture partners’ interests. Includes Roseland’s last residential subordinate interest (Metropolitan at 40 Park) and commercial subordinate interests. 9)The valuation approach for assets in-construction or lease-up are similar to that applied to assets undergoing repositioning/repurposing, as described above. After applying an estimated capitalization rate, currently ranging from 4.5% to 5.25%, to a projected stabilized net operating income, estimated to total approximately $46.6 million upon completion of the construction or lease-up activities, the Company deducts any estimated future costs totaling $565.9 million required to complete construction of the asset to arrive at an estimated value attributable to the asset. The Company then discounts the capitalized value back based on the projected number of periods to reach stabilization. The discount rate applied, currently ranging from 7% to 9.75%, is determined based on a risk assessment of the development activities and comparable target returns in the marketplace. The Company then adds back the discounted projected interim cash flows expected to be generated during the projected lease-up period to reach stabilization. 10) Represents the discount to stabilized value applied to assets that have not yet achieved their respective Projected Stabilized NOI due to construction, lease-up or renovation. See Information About Net Operating Income on page 44. 11) The residential valuation analysis totals to a Roseland NAV of $2,235,000,000, with the company’s share of this NAV of $1,787,000,000 (“MCRC Share”). This latter amount represents the company's share of Roseland NAV, net of the $448,000,000 attributable to Rockpoint's noncontrolling interest. 12) The decrease in the approximate NAV per share of $1.42 from June 30, 2019 to September 30, 2019 is due primarily to longer absorption timing, increased capital and reduced terminal projected occupancies. Information About Net Asset Value (NAV) Overall, NAV is arrived at by calculating the estimated gross asset values for each of their real estate properties, investments and other significant assets and interests, and then deducting from such amounts the corresponding net debt and third parties’ interests in the assets. Gross asset values for the operating real estate properties are calculated using the direct capitalization method by dividing projected net operating income for a one year period by an estimated current capitalization rate for each property. For each operating property, management projects net operating income that it expects to receive for future periods from a combination of in-place lease contracts, prospective renewals of expiring leases and prospective lease-up of vacant space. Factors considered by management in projecting releasing and lease-up of vacant space and estimating the applicable market rental rates include: identification of leases currently being negotiated by management; historical annual leasing volumes for such property types; and comparable leases that have been executed for properties within the Registrants’ portfolio and for competitor buildings in similar locations. A capitalization rate is estimated for each property based on its asset class and geographic location. Estimates of capitalization rates are based on information from recent property sale transactions as well as from publicly available information regarding unrelated third party property transactions. The use of NAV as a measure of value is subject to certain inherent limitations. The assessment of the estimated NAV of a particular property is subjective in that it involves estimates and assumptions and can be calculated using various acceptable methods. The Company’s methods of determining NAV may differ from the methods used by other companies. Accordingly, the Company’s estimated NAV may not be comparable to measures used by other companies. As with any valuation methodology, the methodologies utilized by the Company in estimating NAV are based upon a number of estimates, assumptions, judgments or opinions that may or may not prove to be correct. Capitalization rates obtained from publicly available sources also are critical to the NAV calculation and are subject to the sources selected and variability of market conditions at the time. Investors in the Company are cautioned that NAV does not represent (i) the amount at which the Company’s securities would trade at a national securities exchange, (ii) the amount that a security holder would obtain if he or she tried to sell his or her securities, (iii) the amount that a security holder would receive if the Company liquidated its assets and distributed the proceeds after paying all of their expenses and liabilities or (iv) the book value of the Company’s real estate, which is generally based on the amortized cost of the property, subject to certain adjustments. 3Q 2019 CLI Company Highlights10

Balance Sheet

$ in thousands
(unaudited)

	3Q 2019				4Q 2018
	Office/Corp.	Roseland	Elim./Other	Total	
ASSETS					
Rental property					
Land and leasehold interests	$200,995	$341,314	-	$542,308	$475,431
Buildings and improvements	2,110,089	1,806,890	-	3,915,130	3,651,937
Tenant improvements	282,044	1,808	-	283,233	335,028
Furniture, fixtures and equipment	6,328	66,317	-	72,645	50,653
Land and improvements held for development	125,968	298,283	-	424,251	465,929
Development and construction in progress	44,621	315,352	-	362,442	327,039
	2,770,045	2,829,964	-	5,600,009	5,306,017
Less – accumulated depreciation and amortization	(820,445)	(76,332)	-	(896,777)	(1,097,868)
	1,949,600	2,753,632	-	4,703,232	4,208,149
Rental property held for sale, net	92,557	291,581	-	384,138	108,848
Net Investment in Rental Property	2,042,157	3,045,213	-	5,087,370	4,316,997
Cash and cash equivalents	23,598	11,170	-	34,768	29,633
Restricted cash	7,165	12,470	-	19,635	19,921
Investments in unconsolidated joint ventures	10,808	202,691	-	213,499	232,750
Unbilled rents receivable, net	93,076	3,162	-	96,238	100,737
Deferred charges, goodwill and other assets, net [1]	401,114	53,934	(193,873)	261,175	355,234
Accounts receivable, net of allowance for doubtful accounts of $1,401 and $1,108	4,649	3,601	-	8,250	5,372
Total Assets	**$2,582,567**	**$3,332,241**	**(193,873)**	**$5,720,935**	**$5,060,644**
LIABILITIES & EQUITY					
Senior unsecured notes, net	$571,191	-	-	$571,191	$570,314
Unsecured revolving credit facility and term loans	487,736	-	-	487,736	790,939
Mortgages, loans payable and other obligations, net	520,774	1,571,858	-	2,092,632	1,431,398
Note payable to affiliate	-	193,873	(193,873)	-	-
Dividends and distributions payable	22,051	-	-	22,051	21,877
Accounts payable, accrued expenses and other liabilities	121,185	78,018	-	199,203	168,115
Rents received in advance and security deposits	33,698	7,898	-	41,596	41,244
Accrued interest payable	11,580	3,968	-	15,548	9,117
Total Liabilities	**$1,768,215**	**$1,855,615**	**(193,873)**	**$3,429,957**	**$3,033,004**
Commitments and contingencies					-
Redeemable noncontrolling interests	52,324	447,795	-	500,119	330,459
Total Stockholders'/Members Equity	**587,693**	**981,568**	**-**	**1,569,261**	**1,486,658**
Noncontrolling interests in subsidiaries:					
Operating Partnership	172,838	-	-	172,838	168,373
Consolidated joint ventures	1,497	47,263	-	48,760	42,150
Total Noncontrolling Interests in Subsidiaries	**174,335**	**47,263**	**-**	**221,598**	**210,523**
Total Equity	**762,028**	**1,028,831**	**-**	**1,790,859**	**1,697,181**
Total Liabilities and Equity	**$2,582,567**	**$3,332,241**	**(193,873)**	**$5,720,935**	**$5,060,644**

Notes: See supporting "Balance Sheet" notes on page 41 for more information.

3Q 2019 CLI Company Highlights 11

Income Statement – Quarterly Comparison

$ in thousands, except per share amounts
(unaudited)

	3Q 2019 Office/ Corp.	3Q 2019 Roseland	3Q 2019 Total	2Q 2019	1Q 2019	4Q 2018	3Q 2018
REVENUES							
Revenue from leases:							
Base rents	$71,920	$34,232	$106,152	$106,490	$112,910	$112,497	$107,239
Escalations and recoveries from tenants	9,187	1,377	10,564	10,294	10,105	8,373	12,656
Real estate services	1,961	1,450	3,411	3,530	3,842	3,927	4,432
Parking income	2,526	3,240	5,766	5,563	4,941	5,534	5,499
Hotel income	-	3,325	3,325	2,094	283	-	-
Other income	1,724	942	2,666	2,490	2,168	2,605	2,288
Total revenues	$87,318	$44,566	$131,884	$130,461	$134,249	$132,936	$132,114
EXPENSES							
Real estate taxes	$10,591	$5,664	$16,255	$16,597	$17,077	$12,548	$15,680
Utilities	6,177	1,712	7,889	7,456	10,451	9,005	9,990
Operating services	17,497	9,739	27,236	26,161	24,962	26,962	27,107
Real estate service expenses	1,944	1,961	3,905	3,979	4,266	4,223	4,400
Leasing personnel costs	534	-	534	542	742	-	-
General and administrative	9,029	3,025	12,054	16,427	12,593	12,828	11,620
Depreciation and amortization	32,310	17,228	49,538	49,352	48,046	46,324	45,813
Property impairments	5,894	-	5,894	5,802	-	-	-
Land and other impairments	4,208	2,137	6,345	2,499	-	24,566	-
Total expenses	$88,184	$41,466	$129,650	$128,815	$118,137	$136,456	$114,610
Operating Income (expense)	($866)	$3,100	$2,234	$1,646	$16,112	($3,520)	$17,504
OTHER (EXPENSE) INCOME							
Interest expense	($13,120)	($10,330)	($23,450)	($23,515)	($24,774)	($23,586)	($21,094)
Interest and other investment income (loss)	37	152	189	515	824	769	851
Equity in earnings (loss) of unconsolidated joint ventures	307	(420)	(113)	(88)	(681)	(960)	(687)
Gain on change of control of interests	-	-	-	-	13,790	-	14,217
Realized gains (losses) and unrealized losses on disposition	(35,079)	-	(35,079)	255	268,109	49,342	(9,102)
Gain on sale of land/other	-	296	296	270	-	30,939	-
Gain on sale of investment in unconsolidated joint venture	-	-	-	-	903	-	-
Gain (loss) from early extinguishment of debt, net	(98)	-	(98)	588	1,311	(461)	-
Total other income (expense)	(47,953)	(10,302)	(58,255)	(21,975)	259,482	56,043	(15,815)
Net income (loss)	(48,819)	(7,202)	(56,021)	(20,329)	275,594	52,523	1,689
Noncontrolling interest in consolidated joint ventures	-	405	$405	$847	$1,248	$640	$451
Noncontrolling interest in Operating Partnership	6,159	-	6,159	2,434	(27,680)	(4,953)	167
Redeemable noncontrolling interest	(456)	(6,015)	(6,471)	(5,006)	(4,667)	(4,406)	(3,785)
Net income (loss) available to common shareholders	($43,116)	($12,812)	($55,928)	($22,054)	$244,495	$43,804	($1,478)
Basic earnings per common share:							
Net income (loss) available to common shareholders			($0.65)	($0.43)	$2.67	$0.45	($0.05)
Diluted earnings per common share:							
Net income (loss) available to common shareholders			($0.65)	($0.43)	$2.66	$0.45	($0.05)
Basic weighted average shares outstanding			90,584,000	90,533,000	90,498,000	90,488,000	90,468,000
Diluted weighted average shares outstanding			100,560,000	100,523,000	100,943,000	100,845,000	100,712,000

3Q 2019 CLI Company Highlights 12

FFO, Core FFO & AFFO – Quarterly Comparison

$ in thousands, except per share amounts and ratios
(unaudited)

	3Q 2019	2Q 2019	1Q 2019	4Q 2018	3Q 2018
Net income (loss) available to common shareholders	($55,928)	($22,054)	$244,495	$43,804	($1,478)
Add (deduct): Noncontrolling interest in Operating Partnership	(6,159)	(2,434)	27,680	4,953	(167)
Real estate-related depreciation and amortization on continuing operations [1]	52,582	51,865	50,168	49,578	49,433
Gain on change of control of interests	-	-	(13,790)	-	(14,217)
Property impairments	5,894	5,802	-	-	-
Gain on sale of investment in unconsolidated joint venture	-	-	(903)	-	-
Realized gains and unrealized losses on disposition of rental property, net	35,079	(255)	(268,109)	(49,342)	9,102
Funds from operations [2]	**$31,468**	**$32,924**	**$39,541**	**$48,993**	**$42,673**
Add/(Deduct):					
(Gain)/Loss from extinguishment of debt, net	$98	($588)	($1,311)	$461	-
Dead deal costs	271	-	-	893	-
Land and other impairments	6,345	2,499	-	24,566	-
Gain on disposition of developable land	(296)	(270)	-	(30,939)	-
Severance/separation costs on management restructuring	277	-	1,562	450	640
Management contract termination costs	-	-	1,021	-	-
Proxy fight costs	-	4,171	-	-	-
New payroll tax consulting costs	-	1,313	-	903	-
Core FFO	**$38,163**	**$40,049**	**$40,813**	**$45,327**	**$43,313**
Add (Deduct) Non-Cash Items:					
Straight-line rent adjustments [3]	($3,625)	($4,052)	($2,855)	($4,204)	($1,901)
Amortization of market lease intangibles, net [4]	(1,057)	(1,058)	(1,037)	(1,054)	(892)
Amortization of lease inducements	(108)	279	304	166	214
Amortization of stock compensation	2,061	2,218	2,010	2,064	1,897
Non-real estate depreciation and amortization	611	511	539	557	535
Amortization of debt discount/(premium) and mark-to-market, net	(238)	(237)	(237)	(237)	(238)
Amortization of deferred financing costs	1,121	1,168	1,189	1,486	1,302
Deduct:					
Non-incremental revenue generating capital expenditures:					
Building improvements [5]	(3,091)	(383)	(2,932)	(2,639)	(2,208)
Tenant improvements and leasing commissions [6]	(7,245)	(4,800)	(7,931)	(11,429)	(4,467)
Tenant improvements and leasing commissions on space vacant for more than one year	(6,138)	(4,216)	(3,482)	(8,433)	(7,782)
Adjusted FFO [2]	**$20,454**	**$29,479**	**$26,381**	**$21,604**	**$29,773**
Core FFO (calculated above)	**$38,163**	**$40,049**	**$40,813**	**$45,327**	**$43,313**
Deduct:					
Equity in earnings (loss) of unconsolidated joint ventures, net	$113	$88	$681	$960	$687
Equity in earnings share of depreciation and amortization	(3,655)	(3,024)	(2,662)	(3,810)	(4,155)
Add back:					
Interest expense	23,450	23,515	24,774	23,585	21,093
Recurring JV distributions [7]	3,528	3,850	3,119	3,292	4,908
Income (loss) in noncontrolling interest in consolidated joint ventures	(405)	(847)	(1,248)	(640)	(451)
Redeemable noncontrolling interest	6,471	5,006	4,667	4,406	3,785
Income tax expense	59	85	43	343	215
Adjusted EBITDA	**$67,724**	**$68,722**	**$70,187**	**$73,463**	**$69,395**
Net debt at period end [8]	$3,097,156	$2,609,112	$2,653,693	$2,743,096	$2,776,776
Net debt to Adjusted EBITDA [9]	11.4x / 10.0x	9.5x	9.5x	9.3x	10.0x
Diluted weighted average shares/units outstanding [10]	100,560,000	100,523,000	100,943,000	100,845,000	100,712,000
Funds from operations per share-diluted	$0.31	$0.33	$0.39	$0.49	$0.42
Core Funds from Operations per share/unit-diluted	$0.38	$0.40	$0.40	$0.45	$0.43
Dividends declared per common share	$0.20	$0.20	$0.20	$0.20	$0.20

Notes:

See footnotes and "Information About FFO, Core FFO, & AFFO" on page 17.

3Q 2019 CLI Company Highlights 13

EBITDAre – Quarterly Comparison

$ in thousands
(unaudited)

	3Q 2019	2Q 2019	1Q 2019	4Q 2018	3Q 2018
Net Income (loss) available to common shareholders	($55,928)	($22,054)	$244,495	$43,804	($1,478)
Add/(Deduct):					
Noncontrolling interest in operating partnership	(6,159)	(2,434)	27,680	4,953	(167)
Noncontrolling interest in consolidated joint ventures (a)	(405)	(847)	(1,248)	(640)	(451)
Redeemable noncontrolling interest	6,471	5,006	4,667	4,406	3,785
Interest expense	23,450	23,515	24,774	23,586	21,094
Income tax expense	59	85	43	343	267
Depreciation and amortization	49,538	49,352	48,046	46,324	45,813
Deduct:					
Realized (gains) losses and unrealized losses on disposition of rental property, net	35,079	(255)	(268,109)	(49,342)	9,102
(Gain)/loss on sale of investment in unconsolidated joint ventures	-	-	(903)	-	-
(Gain)/loss on change of control of interest	-	-	(13,790)	-	(14,217)
Equity in (earnings) loss of unconsolidated joint ventures	113	88	681	960	687
Add:					
Property Impairments	5,894	5,802	-	-	-
Company's share of property NOI's in unconsolidated joint ventures (1)	9,612	9,287	7,385	9,028	8,802
EBITDAre	$67,724	$67,545	$73,721	$83,422	$73,237
Add:					
Loss from extinguishment of debt, net	98	(588)	(1,311)	461	-
Severance/Separation costs on management restructuring	277	-	1,562	450	640
Management contract termination costs	-	-	1,021	-	-
Dead deal costs	271	-	-	893	-
Land and other impairments	6,345	2,499	-	24,566	-
Gain on disposition of developable land	(296)	(270)	-	(30,939)	-
Proxy fight costs	-	4,171	-	-	-
New payroll tax consulting costs	-	1,313	-	903	-
Adjusted EBITDAre	$74,419	$74,670	$74,993	$79,756	$73,877
Noncontrolling interests in consolidated joint ventures (a):					
Marbella	(115)	(209)	(583)	(590)	(363)
M2 at Marbella	(234)	(560)	(496)	-	-
Port Imperial Garage South	(42)	(50)	(94)	(5)	(60)
Port Imperial Retail South	5	12	(7)	(4)	(5)
Residence Inn Hotel	-	-	(19)	-	-
Other consolidated joint ventures	(19)	(40)	(49)	(41)	(23)
Net losses in noncontrolling interests	($405)	($847)	($1,248)	($640)	($451)
Add:					
Depreciation in noncontrolling interest in consolidated JV's	838	1,424	1,522	955	659
Funds from operations - noncontrolling interest in consolidated JV's	$433	$577	$274	$315	$208
Add:					
Interest expense in noncontrolling interest in consolidated JV's	806	806	691	484	367
Net operating income before debt service in consolidated JV's	$1,239	$1,383	$965	$799	$575

Notes:
(1) See unconsolidated joint venture NOI details on page 23 for 3Q 2019.
See Information About EBITDAre on page 17.

3Q 2019 CLI Company Highlights 14

Income Statement – Year-Over-Year Comparison

$ in thousands, except per share amounts
(unaudited)

	YTD 2019	YTD 2018
REVENUES		
Revenue from leases:		
Base rents	$325,552	$323,725
Escalations and recoveries from tenants	30,963	35,748
Real estate services	10,783	13,167
Parking income	16,270	16,583
Hotel income	5,702	-
Other income	7,324	8,447
Total revenues	**$396,594**	**$397,670**
EXPENSES		
Real estate taxes	$49,929	$52,007
Utilities	25,796	30,049
Operating services	78,359	75,664
Real estate service expenses	12,150	13,696
Leasing personnel costs	1,818	-
General and administrative	41,074	41,160
Depreciation and amortization	146,936	128,523
Property impairments	11,696	-
Land and other impairments	8,844	-
Total expenses	**$376,602**	**$341,099**
Operating Income	**$19,992**	**$56,571**
OTHER (EXPENSE) INCOME		
Interest expense	($71,739)	($60,168)
Interest and other investment income (loss)	1,528	2,620
Equity in earnings (loss) of unconsolidated joint ventures	(882)	833
Gain on change of control of interests	13,790	14,217
Realized gains (losses) and unrealized losses on disposition	233,285	50,094
Gain on sale of land/other	566	-
Gain on sale of investment in unconsolidated joint venture	903	-
Gain (loss) from early extinguishment of debt, net	1,801	(10,289)
Total other income (expense)	**179,252**	**(2,693)**
Net income	**199,244**	**53,878**
Noncontrolling interest in consolidated joint ventures	$2,500	$576
Noncontrolling interest in Operating Partnership	(19,087)	(4,574)
Redeemable noncontrolling interest	(16,144)	(9,573)
Net income available to common shareholders	**166,513**	**40,307**
Basic earnings per common share:		
Net income available to common shareholders	$1.59	$0.35
Diluted earnings per common share:		
Net income available to common shareholders	$1.59	$0.35
Basic weighted average shares outstanding	90,539,000	90,355,000
Diluted weighted average shares outstanding	100,802,000	100,684,000

3Q 2019 CLI Company Highlights 15

FFO, Core FFO & AFFO – Year-Over-Year Comparison $ in thousands, except per share amounts and ratios (unaudited) 3Q 2019 Notes: See footnotes and “Information About FFO, Core FFO, & AFFO” on page 17. CLI Company Highlights16

FFO, Core FFO & AFFO (Notes) Notes (1) Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interest, of $3,655 and $4,155 for the three months ended September 30, 2019 and 2018, respectively, and $9,341 and $13,873 for the nine months ended September 30, 2019 and 2018, respectively. Excludes non-real estate-related depreciation and amortization of $611 and $535 for the three months ended September 30, 2019 and 2018, respectively, and $1,661 and $1,582 for the nine months ended September 30, 2019 and 2018, respectively. (2) Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO, Core FFO and AFFO” below. (3) Includes free rent of $5,853 and $3,643 for the three months ended September 30, 2019 and 2018, respectively, and $16,095 and $12,117 for the nine months ended September 30, 2019 and 2018, respectively. Also includes the Company's share from unconsolidated joint ventures of $266 and ($96) for the three months ended September 30, 2019 and 2018, respectively, and ($59) and ($790) for the nine months ended September 30, 2019 and 2018, respectively. (4) Includes the Company's share from unconsolidated joint ventures of $0 and $0 for the three months ended September 30, 2019 and 2018, respectively, and $0 and $107 for the nine months ended September 30, 2019 and 2018, respectively. (5) The three and nine months ended September 30, 2019 amounts include a year-to-date true up of $834 in residential capital expenditures expended but not included in the first six months of 2019. (6) Excludes expenditures for tenant spaces in properties that have not been owned by the Company for at least a year. (7) 1Q 2018 includes $2.6 million of the Company’s share of its first annual sale of an economic tax credit certificate associated with the Urby Harborside joint venture from the State of New Jersey to a third party. (8) Net Debt calculated by taking the sum of senior unsecured notes, unsecured revolving credit facility, and mortgages, loans payable and other obligations, and deducting cash and cash equivalents and restricted cash, all at period end. (9) Multiple presented after the slash represents effective Net Debt-to-EBITDA ratio excluding the impact of the Liberty Towers acquisition. (10) Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares 9,852 and 10,189 for the three months ended September 30, 2019 and 2018, respectively, and 9,960 and 10,214 for the nine months ended September 30, 2019 and 2018, respectively). Information About FFO, Core FFO and AFFO Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interests of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable rental property transactions (including both acquisitions and dispositions), and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from property transactions and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs. FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables above. Core FFO is defined as FFO, as adjusted for items that may distort the comparative measurement of the Company’s performance over time. Adjusted FFO ("AFFO") is defined as Core FFO less (i) recurring tenant improvements, leasing commissions and capital expenditures, (ii) straight-line rents and amortization of acquired above/below-market leases, net, and (iii) other non-cash income, plus (iv) other non-cash charges. Core FFO and AFFO are both non-GAAP financial measures that are not intended to represent cash flow and are not indicative of cash flows provided by operating activities as determined in accordance with GAAP. Core FFO and AFFO are presented solely as supplemental disclosures that the Company’s management believes provides useful information regarding the Company's operating performance and its ability to fund its dividends. There are not generally accepted definitions established for Core FFO or AFFO. Therefore, the Company's measures of Core FFO and AFFO may not be comparable to the Core FFO and AFFO reported by other REITs. A reconciliation of net income to Core FFO and AFFO are included in the financial tables above. Information About EBITDAre EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of NAREIT in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. The Company presents EBITDAre, because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity. 3Q 2019 CLI Company Highlights17

Same Store Performance

$ in thousands

Office Same Store

	For the Three Months Ended				For the Nine Months Ended			
	3Q 2019	3Q 2018	Change	% Change	3Q 2019	3Q 2018	Change	% Change
Total Property Revenues (GAAP)	$80,917	$80,062	$855	1.1%	$238,434	$243,569	($5,135)	(2.1%)
Real Estate Taxes	$9,870	$8,595	$1,275	14.8%	$30,293	$31,099	($806)	(2.6%)
Utilities	5,597	6,640	(1,043)	(15.7%)	17,374	18,964	(1,590)	(8.4%)
Operating Services	15,309	15,202	107	0.7%	43,846	43,663	183	0.4%
Total Property Expenses	$30,776	$30,437	$339	1.1%	$91,513	$93,726	($2,213)	(2.4%)
Same Store GAAP NOI [1] [3]	**$50,141**	**$49,625**	**$516**	**1.0%**	**$146,921**	**$149,843**	**($2,922)**	**(2.0%)**
Less: straight-lining of rents adj. and FAS 141	$4,653	$2,060	$2,593	125.8%	$12,379	$8,484	$3,895	45.9%
Same Store Cash NOI [2] [3]	$45,488	$47,565	($2,077)	(4.4%)	$134,542	$141,359	($6,817)	(4.8%)
Total Properties	43	43	-	-	42	42	-	-
Total Square Footage	10,630,794	10,630,794	-	-	10,483,553	10,483,553	-	-
% Leased	81.1%	82.4%	-	(1.3%)	81.3%	82.8%	-	(1.5%)

Residential Same Store [4]

	For the Three Months Ended				For the Nine Months Ended			
	3Q 2019	3Q 2018	Change	% Change	3Q 2019	3Q 2018	Change	% Change
Total Property Revenues	$32,653	$32,306	$347	1.1%	$97,778	$95,060	$2,718	2.9%
Real Estate Taxes	$3,702	$4,011	($309)	(7.7%)	$11,796	$11,744	$52	0.4%
Operating Expenses	9,029	8,899	130	1.5%	25,210	24,835	375	1.5%
Total Property Expenses	$12,731	$12,910	($179)	(1.4%)	$37,006	$36,579	$427	1.2%
Same Store GAAP NOI [1]	**$19,922**	**$19,396**	**$526**	**2.7%**	**$60,772**	**$58,481**	**$2,291**	**3.9%**
Total Units	5,673	5,673	-	-	5,673	5,673	-	-
% Leased	96.1%	96.4%	-	(0.3%)	96.1%	96.4%	-	(0.3%)

Notes:
(1) The aggregate sum of: property-level revenue, straight-line and ASC 805 adjustments over the given time period; less: operating expense, real estate taxes and utilities over the same period for the same store portfolio.
(2) Aggregate property-level revenue over the given period; less: operating expense, real estate taxes and utilities over the same period for the same store portfolio.
(3) Harborside Plaza 1 is not included in SSNOI as it is being removed from service in 4Q19.
(4) Values represent the Company's pro rata ownership of operating portfolio.

3Q 2019 CLI Company Highlights 18

Debt Summary & Maturity Schedule

$ in thousands

Debt Breakdown

	Balance	% of Total	Weighted Average Interest Rate [1]	Weighted Average Maturity in Years
Fixed Rate Debt				
Fixed Rate Unsecured Debt and Other Obligations [1]	$855,000	27.01%	3.88%	2.17
Fixed Rate Secured Debt	1,973,956	62.37%	3.80%	6.54
Subtotal: Fixed Rate Debt	**$2,828,956**	**89.38%**	**3.82%**	**5.22**
Variable Rate Debt				
Variable Rate Secured Debt	$132,594	4.05%	5.42%	1.54
Variable Rate Unsecured Debt [2]	208,000	6.57%	3.35%	1.32
Subtotal: Variable Rate Debt	**$340,594**	**10.62%**	**4.14%**	**1.41**
Totals/Weighted Average	**$3,169,550**	**100.00%**	**3.86%** [3]	**4.81**
Adjustment for Unamortized Debt Discount	(2,338)			
Unamortized Deferred Financing Costs	(15,652)			
Total Consolidated Debt, net	**$3,151,560**			
Partners' Share	(74,776)			
CLI Share of Total Consolidated Debt, net [a]	**$3,076,784**			
Unconsolidated Secured Debt				
CLI Share	$361,081	48.72%	4.08%	6.59
Partners' Share	379,980	51.28%	4.08%	6.59
Total Unconsolidated Secured Debt	**$741,061**	**100.00%**	**4.08%**	**6.59**

Maturity Schedule

Period	Principal Maturities	Scheduled Amortization	Total Future Repayments	Weighted Average Interest Rate [3]
2019	57,883	17	114,536	5.53%
2020	280,000 [1]	2,903	282,903	3.46%
2021	376,800	3,227	380,027	3.28%
2022	374,711	3,284	321,359	4.60%
2023	333,998	5,157	339,155	3.53%
Thereafter	1,703,798	25,616	1,729,414	3.86%
Subtotal	**$3,127,190**	**$40,204**	**$3,167,394**	**3.86%**
Adjustment for unamortized debt discount/premium		(2,338)	(2,338)	
Unamortized mark-to-market		2,157	2,157	
Unamortized deferred financing costs		(15,653)	(15,653)	
Totals/Weighted Average	**$3,127,190**	**$24,370**	**$3,151,160**	**3.86%** [3]

Notes:

(a) Minority interest share of consolidated debt is comprised of $33.7 million at Marbella, $30.1 million at M2, $9.8 million at Port Imperial South Garage, and $1.2 million at Port Imperial South Retail.

See supporting "Debt Summary & Maturity Schedule" notes on page 41.

3Q 2019 CLI Company Highlights 19

Office Debt Profile $ in thousands 3Q 2019 Notes: See supporting “Debt Profile” notes on page 41. CLI Company Highlights20

Residential Debt Profile $ in thousands Total Consolidated Debt: - A + B = C $3,151,559 $2,792,651 3Q 2019 Notes: See supporting “Debt Profile” notes on page 41. CLI Company Highlights21

2019/2020 Debt Maturities $ in thousands Notes: See supporting “2019/2020 Debt Maturities” notes on page 41. 3Q 2019 CLI Company Highlights22

Unconsolidated Joint Ventures

$ in thousands

Property	Units/SF	Leased Occupancy	CLI's Nominal Ownership [1]	3Q 2019 NOI [a]	Total Debt	NOI After Debt Service [b]	CLI Share of NOI [c]	CLI Share of Debt	CLI NOI After Debt Service [d]	CLI 3Q 2019 FFO
Operating Properties										
Residential										
Metropolitan	130	94.6%	25.0%	$958	$41,445	$616	$240	$10,361	$98	$15
Metropolitan Lofts	59	94.9%	50.0%	319	13,145	163	160	6,573	82	79
RiverTrace at Port Imperial	316	97.8%	22.5%	1,813	82,000	1,155	408	18,450	260	257
Crystal House	825	97.7%	25.0%	3,381	160,342	2,110	845	40,086	528	511
Riverpark at Harrison	141	94.3%	45.0%	478	29,403	206	215	13,231	93	80
Station House	378	97.6%	50.0%	2,088	97,279	916	1,044	48,640	458	438
Urby Harborside	762	96.7%	85.0%	4,480	192,000	1,985	3,808	163,200	1,687	1,599
Subtotal - Residential	**2,611**	**97.0%**	**47.5%**	**$13,517**	**$615,614**	**$7,151**	**$6,720**	**$300,541**	**$3,206**	**$2,979**
Office										
12 Vreeland	139,750	100.0%	50.0%	$481	$6,681	$433	$241	$3,341	$217	$208
Offices at Crystal Lake	106,345	93.2%	31.3%	316	3,514	274	99	1,098	86	85
Subtotal - Office	**246,095**	**97.1%**	**41.9%**	**$797**	**$10,195**	**$707**	**$340**	**$4,439**	**$303**	**$293**
Retail/Hotel										
Riverwalk Retail	30,745	58.0%	20.0%	$138	-	$138	$28	-	$28	$1
Hyatt Regency Jersey City	351	91.6%	50.0%	3,247	100,000	2,330	1,624	50,000	1,165	1,235
Subtotal - Retail/Hotel		**90.2%**	**48.8%**	**$3,385**	**$100,000**	**$2,468**	**$1,652**	**$50,000**	**$1,193**	**$1,236**
Total Operating			**47.5%**	**$17,699**	**$725,809**	**$10,326**	**$8,712**	**$354,980**	**$4,702**	**$4,508**
Other Unconsolidated JVs				$1,805	$15,252	$1,805	$900	6,101	$900	($128)
Total Unconsolidated JVs [1]				**$19,504**	**$741,061**	**$12,131**	**$9,612**	**$361,081**	**$5,602**	**$4,380**

Notes:

(a) The sum of property-level revenue, straight-line and ASC 805 adjustments; less: operating expense, real estate taxes and utilities.
(b) Property-level revenue; less: operating expense, real estate taxes and utilities, property-level G&A expense and property-level interest expense.
(c) GAAP NOI at Company's ownership interest in the joint venture property.
(d) NOI After Debt Service at Company's ownership interest in the joint venture property, calculated as Company's share of GAAP NOI after deducting Company's share of the unconsolidated joint ventures' interest expense. The Company's share of the interest expense is $4,119,000 for 3Q 2019.

See supporting "Unconsolidated Joint Ventures" notes on page 41 and Information About Net Operating Income (NOI) on page 44.

3Q 2019 CLI Company Highlights 23

Transaction Activity

$ in thousands (incl. per unit values) except per SF

Office Portfolio

	Location	Transaction Date	Number of Buildings	SF	Percentage Leased	Gross Asset Value (1)	Price Per SF	Weighted Average Cap Rate
1Q 2019 Acquisitions								
99 Wood Ave. South	Iselin, NJ	02/06/19	1	271,988	83.8%	$61,500	$226	
Total 1Q 2019 Acquisitions			**1**	**271,988**	**83.8%**	**$61,500**	**$226**	**7.2%**
1Q 2019 Dispositions								
721 Route 202/206	Bridgewater, NJ	01/11/19	1	192,741	0.0%	$6,000	$31	
2115 Linwood Ave.	Fort Lee, NJ	01/22/19	1	68,000	86.1%	16,088	237	
201 Littleton Ave.	Morris Plains, NJ	02/27/19	1	88,369	37.3%	5,250	59	
141 West Front St.	Red Bank, NJ	02/28/19	1	92,878	63.7%	22,000	237	
320 & 321 University Ave.	Newark, NJ	03/13/19	2	147,406	0.0%	26,015	176	
Northern Westchester Portfolio	Various NY / CT	03/29/19	56	3,148,512	91.1%	487,500	155	
Total 1Q 2019 Dispositions			**62**	**3,737,906**	**80.8%**	**$562,853**	**$151**	**5.4%**
2Q 2019 Dispositions								
650 From Rd.	Paramus, NJ	06/18/19	1	348,510	67.0%	$42,000	$121	
Total 2Q 2019 Dispositions			**1**	**348,510**	**67.0%**	**$42,000**	**$121**	**5.4%**

Residential Portfolio

	Location	Transaction Date	Number of Buildings	Units / Keys	Percentage Leased	Gross Asset Value (1)	Price Per Unit	Weighted Average Cap Rate
1Q 2019 Acquisitions								
M2 at Marbella	Jersey City, NJ	01/31/19	1	311	94.5%	$195,000	$627	
Total 1Q 2019 Acquisitions			**1**	**311**	**94.5%**	**$195,000**	**$627**	**4.6%**
1Q 2019 Dispositions								
Park Square	Rahway, NJ	01/16/19	1	159	96.9%	$34,900	$219	
Total 1Q 2019 Dispositions			**1**	**159**	**96.9%**	**$34,900**	**$219**	**5.0%**
2Q 2019 Acquisitions								
Soho Lofts	Jersey City, NJ	04/01/19	1	377	97.9%	$263,800	$700	
107 Morgan (Land)	Jersey City, NJ	05/10/19	-	-	-	67,229	-	
Total 2Q 2019 Acquisitions			**1**	**377**	**-**	**$331,029**	**$700**	**4.6%**
3Q 2019 Acquisitions								
Liberty Towers	Jersey City, NJ	09/26/19	1	648	97.3%	$409,000	$631	
Total 3Q 2019 Acquisitions			**1**	**648**	**97.3%**	**$409,000**	**$631**	**4.4%**

Notes:
(1) Acquisitions list gross purchase prices; dispositions list gross sales proceeds.

3Q 2019 CLI Company Highlights 24

Office Portfolio 3Q 201925

Property Listing

Waterfront

Building	Location	Total SF	Leased SF	% Leased	Avg. Base Rent + Escalations [1]
101 Hudson	Jersey City, NJ	1,246,283	1,031,955	82.8%	$37.77
Harborside 2 & 3	Jersey City, NJ	1,487,222	1,258,749	84.6%	38.39
Harborside 4a	Jersey City, NJ	231,856	231,856	100.0%	37.91
Harborside 5	Jersey City, NJ	977,225	554,188	56.7%	40.05
111 River Street	Hoboken, NJ	566,215	436,535	77.1%	40.60
Total Waterfront		**4,508,801**	**3,513,283**	**77.9%**	**$38.72**

Class A Suburban

Building	Location	Total SF	Leased SF	% Leased	Avg. Base Rent + Escalations [1]
1 Bridge Plaza	Fort Lee, NJ	200,000	149,771	74.9%	$30.10
101 Wood Avenue S	Iselin, NJ	262,841	262,841	100.0%	34.16
99 Wood Avenue S	Iselin, NJ	271,988	226,492	83.3%	36.36
581 Main Street	Woodbridge, NJ	200,000	200,000	100.0%	33.40
333 Thornall Street	Edison, NJ	196,128	183,727	93.7%	35.65
343 Thornall Street	Edison, NJ	195,709	186,565	95.3%	35.52
150 JFK Parkway	Short Hills, NJ	247,476	160,636	64.9%	36.82
51 JFK Parkway	Short Hills, NJ	260,741	254,733	97.7%	53.58
101 JFK Parkway	Short Hills, NJ	197,196	191,477	97.1%	41.52
103 JFK Parkway	Short Hills, NJ	123,000	123,000	100.0%	42.63
Total Class A Suburban		**2,155,079**	**1,939,242**	**90.0%**	**$38.33**

Suburban

Building	Location	Total SF	Leased SF	% Leased	Avg. Base Rent + Escalations [1]
1 Giralda Farms	Madison, NJ	154,417	149,745	97.0%	$40.02
7 Giralda Farms	Madison, NJ	236,674	142,136	60.1%	35.87
4 Campus Drive	Parsippany, NJ	147,475	119,821	81.2%	25.32
6 Campus Drive	Parsippany, NJ	148,291	105,712	71.3%	26.31
4 Gatehall Drive	Parsippany, NJ	248,480	179,717	72.3%	28.25
9 Campus Drive	Parsippany, NJ	156,495	143,368	91.6%	22.34
1 Sylvan Way	Parsippany, NJ	150,557	122,938	81.7%	33.78
3 Sylvan Way	Parsippany, NJ	147,241	91,851	62.4%	31.50
5 Sylvan Way	Parsippany, NJ	151,383	144,917	95.7%	30.36
7 Sylvan Way	Parsippany, NJ	145,983	105,194	72.1%	30.30
7 Campus Drive	Parsippany, NJ	154,395	107,708	69.8%	27.58
2 Hilton Court	Parsippany, NJ	181,592	181,592	100.0%	41.75
8 Campus Drive	Parsippany, NJ	215,265	165,276	76.8%	31.86
2 Dryden Way	Parsippany, NJ	6,216	6,216	100.0%	17.84
325 Columbia Turnpike	Florham Park, NJ	168,144	162,983	96.9%	26.86
100 Overlook Center	Princeton, NJ	149,600	140,509	93.9%	30.96
5 Vaughn Drive	Princeton, NJ	98,500	43,310	44.0%	30.75
100 Schultz Drive	Red Bank, NJ	100,000	28,506	28.5%	31.00
200 Schultz Drive	Red Bank, NJ	102,018	87,579	85.8%	28.86
1 River Center 1	Middletown, NJ	122,594	119,622	97.6%	28.81
1 River Center 2	Middletown, NJ	120,360	120,360	100.0%	27.57
1 River Center 3	Middletown, NJ	194,518	74,621	38.4%	29.46
3600 Route 66 [2]	Neptune, NJ	180,000	180,000	100.0%	25.88
23 Main Street [3]	Holmdel, NJ	350,000	350,000	100.0%	17.96
5 Wood Hollow Road	Parsippany, NJ	317,040	206,861	65.2%	25.44
Total Suburban		**4,147,238**	**3,280,542**	**79.1%**	**$28.72**
Total Core Office Portfolio [4]		**10,811,118**	**8,733,067**	**80.8%**	**$34.88**

Notes:
See supporting "Property Listing" notes on page 41.

3Q 2019 CLI Office Portfolio 26

2019 Expirations by Building

Waterfront

Building	Location	Total SF	2019 Expirations SF	2019 Expirations % Total	2019 Expirations In-Place Rent	Current Asking Rent
101 Hudson	Jersey City, NJ	1,246,283	-	0.0%	-	$47.00
Harborside 2 & 3	Jersey City, NJ	1,487,222	24,607	1.7%	40.53	43.00
Harborside 4a	Jersey City, NJ	231,856	-	0.0%	-	44.00
Harborside 5	Jersey City, NJ	977,225	1,829	0.2%	39.88	49.00
111 River Street	Hoboken, NJ	566,215	-	0.0%	-	52.00
Total Waterfront[(1)]		**4,508,801**	**26,436**	**0.6%**	**$40.49**	**$46.59**
Waterfront Vacancies		995,518	22.1%			

Class A Suburban

Building	Location	Total SF	2019 Expirations SF	2019 Expirations % Total	2019 Expirations In-Place Rent	Current Asking Rent
1 Bridge Plaza	Fort Lee, NJ	200,000	1,872	0.9%	$29.34	$32.00
101 Wood Avenue S	Iselin, NJ	262,841	-	0.0%	-	37.00
99 Wood Avenue S	Iselin, NJ	271,988	8,710	3.2%	31.74	37.00
581 Main Street	Woodbridge, NJ	200,000	7,286	3.6%	25.86	32.00
333 Thornall Street	Edison, NJ	196,128	34,641	17.7%	35.64	37.00
343 Thornall Street	Edison, NJ	195,709	-	0.0%	-	37.00
150 JFK Parkway	Short Hills, NJ	247,476	-	0.0%	-	48.00
51 JFK Parkway	Short Hills, NJ	260,741	-	0.0%	-	55.00
101 JFK Parkway	Short Hills, NJ	197,196	-	0.0%	-	45.00
103 JFK Parkway	Short Hills, NJ	123,000	-	0.0%	-	45.00
Total Class A Suburban		**2,155,079**	**52,509**	**2.4%**	**$33.41**	**$40.70**
Class A Vacancies		215,837	10.0%			

Suburban

Building	Location	Total SF	2019 Expirations SF	2019 Expirations % Total	2019 Expirations In-Place Rent	Current Asking Rent
1 Giralda Farms	Madison, NJ	154,417	-	0.0%	-	$37.00
7 Giralda Farms	Madison, NJ	236,674	-	0.0%	-	37.00
4 Campus Drive	Parsippany, NJ	147,475	-	0.0%	-	27.50
6 Campus Drive	Parsippany, NJ	148,291	9,138	6.2%	27.25	27.50
4 Gatehall Drive	Parsippany, NJ	248,480	10,015	4.0%	34.37	30.00
9 Campus Drive	Parsippany, NJ	156,495	-	0.0%	-	27.50
1 Sylvan Way	Parsippany, NJ	150,557	-	0.0%	-	33.00
3 Sylvan Way	Parsippany, NJ	147,241	-	0.0%	-	33.00
5 Sylvan Way	Parsippany, NJ	151,383	-	0.0%	-	33.00
7 Sylvan Way	Parsippany, NJ	145,983	-	0.0%	-	33.00
7 Campus Drive	Parsippany, NJ	154,395	800	0.5%	23.40	27.50
2 Hilton Court	Parsippany, NJ	181,592	-	0.0%	-	32.00
8 Campus Drive	Parsippany, NJ	215,265	-	0.0%	-	33.00
2 Dryden Way	Parsippany, NJ	6,216	-	0.0%	-	16.50
325 Columbia Turnpike	Florham Park, NJ	168,144	-	0.0%	-	30.00
100 Overlook Center	Princeton, NJ	149,600	-	0.0%	-	32.00
5 Vaughn Drive	Princeton, NJ	98,500	1,512	1.5%	31.28	30.00
1 River Center 1	Red Bank, NJ	122,594	-	0.0%	-	30.00
1 River Center 2	Red Bank, NJ	120,360	-	0.0%	-	30.00
1 River Center 3 & 4	Red Bank, NJ	194,518	-	0.0%	-	30.00
100 Schultz Drive	Red Bank, NJ	100,000	-	0.0%	-	30.00
200 Schultz Drive	Red Bank, NJ	102,018	-	0.0%	-	30.00
3600 Route 66	Neptune, NJ	180,000	-	0.0%	-	27.50
23 Main Street	Holmdel, NJ	350,000	-	0.0%	-	18.50
5 Wood Hollow Road	Parsippany, NJ	317,040	-	0.0%	-	28.00
Total Suburban		**4,147,238**	**21,465**	**0.5%**	**$30.71**	**$29.79**
Suburban Vacancies		866,696	20.9%			
Total Core Office Portfolio		**10,811,118**	**100,410**	**0.9%**	**$34.70**	**$39.92**
Total Core Office Vacancies		2,078,051	19.2%			

Notes:
(1) Excludes Harborside 1 (399,578 RSF), which was removed from leasable inventory as of September 30, 2019.

3Q 2019 CLI Office Portfolio 27

Leasing Activity Percentage Leased Summary Summary of Leasing Transaction Activity For the three months ended September 30, 2019 Notes: (1) Inclusive of escalations. 3Q 2019 CLI Office Portfolio28

Leasing Rollforwards For the three months ended September 30, 2019 For the nine months ended September 30, 2019 Notes: (1) Percent Leased at 12/31/18 was 80.4% excluding Flex Parks. 3Q 2019 CLI Office Portfolio29

Top 15 Tenants 3Q 2019 Notes: See supporting “Top 15 Tenants” notes on page 42. CLI Office Portfolio30

Lease Expirations 3Q 2019 Notes: See supporting “Expirations” notes on page 42. CLI Office Portfolio31

Lease Expirations (Cont.) Non-Core - - - - - - TOTAL – 2025 AND THEREAFTER 150 4,039,469 47.4 134,853,834 33.38 48.2 3Q 2019 Notes: See supporting “Expirations” notes on page 42. CLI Office Portfolio32

Multifamily Portfolio 3Q 201933

Operating Communities – Residential

- 3Q 2019 Percentage Leased: 97.0%
- 3Q 2019 Avg. Revenue Per Home: $2,767

$ in thousands, except per home

Operating - Residential	Location	Ownership	Apartments	Rentable SF	Avg. Size	Year Complete	Operating Highlights: Percentage Leased 3Q 2019	Percentage Leased 2Q 2019	Average Revenue Per Home 3Q 2019	Average Revenue Per Home 2Q 2019	NOI* 3Q 2019	NOI* 2Q 2019	NOI* YTD 2019	Debt Balance
Consolidated														
Alterra at Overlook Ridge [1]	Revere, MA	100.00%	722	663,139	918	2008	98.9%	97.6%	$2,002	$1,967	$2,405	$2,491	$7,554	$100,000
The Chase at Overlook Ridge [1]	Malden, MA	100.00%	664	598,161	901	2014	98.0%	97.4%	2,165	2,128	2,498	2,680	7,746	135,750
Riverwatch	New Brunswick, NJ	100.00%	200	147,852	739	1997	96.0%	96.0%	1,848	1,866	420	580	1,525	30,000
Monaco [a]	Jersey City, NJ	100.00%	523	475,742	910	2011	88.3%	97.5%	3,551	3,570	3,218	3,595	10,160	165,000
Portside at East Pier - 7	East Boston, MA	100.00%	181	156,091	862	2015	99.4%	100.0%	2,904	2,812	1,091	1,097	3,243	58,998
Quarry Place at Tuckahoe	Eastchester, NY	100.00%	108	105,509	977	2016	97.2%	100.0%	3,572	3,590	631	674	1,966	41,000
Marbella [a]	Jersey City, NJ	74.27%	412	369,515	897	2003	94.7%	96.1%	3,260	3,322	2,041	2,421	6,879	131,000
M2	Jersey City, NJ	74.27%	311	273,132	878	2016	97.1%	94.2%	3,860	3,683	2,131	2,115	6,276	117,000
Soho Lofts	Jersey City, NJ	100.00%	377	449,067	1,191	2017	97.9%	97.9%	4,124	4,121	2,628	3,031	5,659	160,000
RiverHouse 11	Weehawken, NJ	100.00%	295	250,591	849	2018	98.6%	99.7%	2,845	2,982	1,781	1,667	4,831	100,000
Portside at East Pier - 5/6	East Boston, MA	100.00%	296	235,078	794	2018	99.3%	99.3%	2,761	2,636	1,783	1,555	4,634	97,000
145 Front at City Square	Worcester, MA	100.00%	365	305,656	837	2018	99.7%	99.2%	1,835	1,771	1,198	515	1,894	57,883
Signature Place at Morris Plains	Morris Plains, NJ	100.00%	197	203,716	1,034	2018	98.0%	100.0%	2,476	2,351	776	681	1,957	43,000
Liberty Towers	Jersey City, NJ	100.00%	648	603,110	931	2003	97.3%	N/A	N/A	N/A	356	N/A	356	232,000
Consolidated		**96.49%**	**5,299**	**4,836,359**	**913**		**96.9%**	**97.8%**	**$2,781**	**$2,754**	**$22,957**	**$23,102**	**$64,680**	**$1,468,631**
Unconsolidated Joint Ventures [2]														
RiverTrace at Port Imperial	West New York, NJ	22.50%	316	295,767	936	2014	97.8%	99.1%	$3,244	$3,176	$1,813	$1,838	$5,424	$82,000
RiverPark at Harrison	Harrison, NJ	45.00%	141	125,498	890	2014	94.3%	96.5%	2,289	2,308	478	399	1,288	29,403
Urby Harborside	Jersey City, NJ	85.00%	762	474,476	623	2017	96.7%	95.9%	3,002	3,122	4,480	4,373	13,000	192,000
Station House	Washington, DC	50.00%	378	290,348	768	2015	97.6%	96.8%	2,724	2,552	2,088	1,794	5,634	97,279
Crystal House	Arlington, VA	25.00%	825	738,786	895	1962	97.7%	98.8%	2,253	2,162	3,381	3,109	9,552	160,342
Metropolitan at 40 Park [3]	Morristown, NJ	25.00%	130	124,237	956	2010	94.6%	97.7%	3,370	3,266	752	732	2,268	35,378
Metropolitan Lofts	Morristown, NJ	50.00%	59	54,683	927	2018	94.9%	98.3%	3,221	3,145	319	330	1,025	13,145
Joint Ventures		**47.47%**	**2,611**	**2,103,795**	**806**		**97.0%**	**97.5%**	**$2,739**	**$2,706**	**$13,311**	**$12,575**	**$38,191**	**$609,547**
Total Residential - Operating Communities [4]		**80.31%**	**7,910**	**6,940,154**	**877**		**97.0%**	**97.7%**	**$2,767**	**$2,737**	**$36,268**	**$35,677**	**$102,871**	**$2,078,178**

Operating - Hotels	Location	Ownership	Keys	Year Complete	Average Occupancy 3Q 2019	Average Occupancy 2Q 2019	ADR 3Q 2019	ADR 2Q 2019	NOI* 3Q 2019	NOI* 2Q 2019	NOI* YTD 2019	Debt Balance
Envue, Autograph Collection	Weehawken, NJ	100.00%	208	2019	71.1%	N/A	$222	N/A	($1,277)	N/A	($1,277)	
Residence Inn at Port Imperial	Weehawken, NJ	100.00%	164	2018	87.1%	90.6%	204	195	406	765	1,249	
Marriott Hotels at Port Imperial		**100.00%**	**372**		**78.2%**	**90.6%**	**$214**	**$195**	**($871)**	**$765**	**($28)**	**$56,636**

Notes:

(a) Percentage leased is shown net of the 33 units under renovation at Monaco and the 32 units under renovation at Marbella as of September 30, 2019.

See Information About Net Operating Income on page 44.
See supporting "Operating & Lease-Up Communities" notes on page 42.

3Q 2019 CLI Multifamily Portfolio 34

Operating Communities - Commercial Operating Highlights Percentage Percentage Leased Leased NOI* NOI* NOI* Debt 3Q 2019 2Q 2019 3Q 2019 2Q 2019 YTD 2019 Balance NA NA $468 $441 $1,199 $32,600 81.6% 81.6% 150 173 431 3,951 NA NA 222 234 598 - 100.0% 100.0% 15 136 225 - 87.4% 87.4% $855 $984 $2,453 $36,551 69.0% 69.0% $206 $258 $740 $6,067 58.0% 58.0% 138 138 408 - 64.9% 64.9% $344 $396 $1,148 $6,067 Total Commercial 77.58% 733,232 84.9% 84.9% $1,199 $1,380 $3,601 $42,618 Rentable Year Operating - Commercial Location Ownership Spaces SF Complete Summary of Consolidated RRT NOI by Type (unaudited): 3Q 2019 2Q 2019 Tota l Cons olida ted Res identia l - Opera ting Communities - from p. 34 (1) $22,957 $23,102 Tota l Cons olida ted Commercia l - (from ta ble a bove) 855 984 Tota l NOI from Cons olida ted Properties (excl uncons ol. JVs /s ubordina ted interes ts ): $23,812 $24,086 NOI (los s ) from s ervices , la nd/development/repurpos ing & other a s s ets 879 (1,770) Total NOI for RRT (see Information About Net Operating Income on p. 45)*: $24,691 $22,316 Notes: See Information About Net Operating Income on page 44. (1) Includes recently stabilized communities 3Q 2019 CLI Multifamily Portfolio35

In-Construction Communities

$ in thousands

- RRT's share of projected stabilized NOI will be **$60.9 million** (approximates to FFO)

Community	Location	Ownership	Apartment Homes/Keys	Project Capitalization - Total: Costs	Debt [1]	MCRC Capital	Third Party Capital	Capital as of 3Q 2019: Dev Costs [2]	Debt Balance	MCRC Capital	Development Schedule: Start	Initial Occupancy	Project Stabilization	Projected Stabilized NOI	Projected Stabilized Yield
Consolidated															
Building 9 at Port Imperial	Weehawken, NJ	100.00%	313	$142,920	$92,000	$50,920	-	$55,158	$4,238	$50,920	3Q2018	4Q2020	4Q2021	$9,103	6.37%
Chase III at Overlook Ridge [3]	Malden, MA	100.00%	326	99,433	60,800	38,633	-	52,470	13,837	38,633	3Q2018	1Q2020	1Q2021	6,060	6.09%
233 Canoe Brook - Apartments	Short Hills, NJ	100.00%	195	99,412	64,000	35,412	-	35,412	-	35,412	4Q2018	4Q2020	3Q2021	5,910	5.94%
The Charlotte	Jersey City, NJ	100.00%	750	470,500	300,000	170,500	-	100,041	-	100,041	1Q2019	1Q2022	4Q2023	28,098	5.97%
Consolidated		**100.00%**	**1,584**	**$812,265**	**$516,800**	**$295,465**	**$0**	**$243,081**	**$18,075**	**$225,006**				**$49,171**	**6.07%**
Joint Ventures															
PI North - Riverwalk C	West New York, NJ	40.00%	360	191,770	112,000	35,070	44,700	95,022	15,252	35,070	4Q2017	4Q2020	1Q2022	11,705	6.10%
Joint Ventures		**40.00%**	**360**	**$191,770**	**$112,000**	**$35,070**	**$44,700**	**$95,022**	**$15,252**	**$35,070**				**$11,705**	**6.10%**
Total In-Construction Communities		**88.89%**	**1,944**	**$1,004,035**	**$628,800**	**$330,535**	**$44,700**	**$338,103**	**$33,327**	**$260,076**				**$60,876**	**6.08%**
							2019 MCRC Remaining Capital	$94,492	$75,671	$18,821					
							2020 MCRC Remaining Capital	401,287	349,649	51,638					
							Thereafter MCRC Remaining Capital	170,153	170,153	-					
							Total Remaining Capital	**$665,932**	**$595,473**	**$70,459**					

	3Q 2019	YE 2019	YE 2020
Operating & Construction Apts. (projected)	9,854	8,468	10,199
Future Development Apts.	9,968	9,968	8,237
% Growth in Operating & Construction Units (projected)	-	*(14.1%)*	*+20.4%*

Notes:
NOI amounts are projected only. See Information About Net Operating Income (NOI) on page 44.
See supporting "In-Construction Communities" notes on page 42.

3Q 2019 CLI Multifamily Portfolio 36

Future Start Communities

- As of September 30, 2019, the Company has a future development portfolio of **9,968** residential units
- All priority starts (**1,731** units) are located on the Hudson River Waterfront

Priority Starts	Location	Apartments	Current Ownership	Target Start
PI South - Park Parcel	Weehawken, NJ	302	100.00%	2020
Plaza 8	Jersey City, NJ	679	100.00%	2020
Urby Harborside II	Jersey City, NJ	750	85.00%	2020
Total Priority Starts		**1,731**	**93.19%**	

Future Developments	Location	Apartment
1 Water Street	White Plains, NY	300
6 Becker Farm	Roseland, NJ	299
1633 Littleton (repurposing)	Parsippany, NJ	345
233 Canoe Brook Road - Hotel	Short Hills, NJ	240
65 Livingston	Roseland, NJ	140
Subtotal - Northeast Corridor		**1,324**
Portside 1-4	East Boston, MA	300
Overlook IIIA	Malden, MA	215
Overlook IV/V	Malden, MA	299
Subtotal - Boston Metro		**814**
Crystal House - III	Arlington, VA	252
Crystal House - Future	Arlington, VA	300
Subtotal - Washington, DC		**552**
51 Washington Street[1]	Conshohocken, PA	310
150 Monument Road[1]	Bala Cynwyd, PA	206
Subtotal - Philadelphia		**516**

Future Developments	Location	Apartment
PI South - Building 16	Weehawken, NJ	131
PI South - Office 1/3 [2]	Weehawken, NJ	-
Urby Harborside III	Jersey City, NJ	750
Plaza 9	Jersey City, NJ	1,060
107 Morgan	Jersey City, NJ	804
Liberty Landing Phase I	Jersey City, NJ	265
Liberty Landing - Future Phases	Jersey City, NJ	585
PI South - Building 2	Weehawken, NJ	200
PI North - Riverbend 6	West New York, NJ	471
PI North - Building I	West New York, NJ	224
PI North - Building J	West New York, NJ	141
Subtotal - Hudson River Waterfront		**4,631**
Acquisition Options [3]		
Freehold	Freehold, NJ	400
Subtotal - Acquisition Options		**400**
Priority Starts		**1,731**
Total Future Start Communities		**9,968**

Notes:
See supporting "Future Start Communities" notes on page 42.

3Q 2019 CLI Multifamily Portfolio 37

De2ve0l1o5pm/2e0n1t 6AcAticvhitiyevanedmCeansthsF-loDweGverolowpthment $ in millions (unaudited) Notes: (1) Projected stabilized yield on in-construction portfolio without the Marriott Hotels at Port Imperial is 6.08 percent. NOI amounts are projected only. See Information About Net Operating Income (NOI) on page 44. 3Q 2019 CLI Multifamily Portfolio38

Roseland Balance Sheet

$ in thousands
(unaudited)

	3Q 2019	4Q 2018
ASSETS		
Rental Property		
Land and leasehold interests	$341,314	$205,665
Buildings and improvements	1,806,890	1,229,751
Tenant improvements	1,808	1,254
Furniture, fixtures and equipment	66,317	45,635
Land and improvements held for development	298,283	285,451
Development and construction in progress	315,352	247,811
Total Gross Rental Property	**2,829,964**	**2,015,567**
Less: Accumulated depreciation	(76,332)	(81,398)
Net Investment in Rental Property	**2,753,632**	**1,934,169**
Assets held for sale, net	291,581	33,956
Total Property Investments	**3,045,213**	**1,968,125**
Cash and cash equivalents	11,170	13,924
Restricted cash	12,470	8,116
Investments in unconsolidated JV's	202,691	218,771
Unbilled rents receivable, net	3,162	2,756
Deferred charges & other assets	53,934	47,390
Accounts receivable, net of allowance	3,601	1,415
Total Assets	**$3,332,241**	**$2,260,497**
LIABILITIES & EQUITY		
Mortgages, loans payable & other obligations	$1,571,858	$1,059,406
Note payable to affiliate	193,873	-
Accounts pay, accrued exp and other liabilities	78,018	48,333
Rents recv'd in advance & security deposits	7,898	5,981
Accrued interest payable	3,968	2,668
Total Liabilities	**1,855,615**	**1,116,388**
Redeemable noncontrolling interest - Rockpoint Group	447,795	278,135
Noncontrolling interests in consolidated joint ventures	47,263	40,047
Mack-Cali capital	981,568	825,927
Total Liabilities & Equity	**$3,332,241**	**$2,260,497**

3Q 2019 CLI Multifamily Portfolio 39

Roseland Income Statement

$ in thousands
(unaudited)

	3Q 2019	2Q 2019	1Q 2019	4Q 2018	3Q 2018
REVENUES					
Base rents	$34,232	$29,424	$27,620	$25,772	$21,735
Escalation and recoveries from tenants	1,377	1,442	1,133	1,068	1,194
Real estate services	1,450	1,439	3,730	3,720	4,310
Parking income	3,240	3,004	2,685	2,734	3,052
Hotel income	3,325	2,094	283	-	-
Other income	942	929	908	930	650
Total revenues	**$44,566**	**$38,332**	**$36,359**	**$34,224**	**$30,941**
EXPENSES					
Real estate taxes	$5,664	$4,967	$4,569	$3,783	$3,917
Utilities	1,712	1,461	1,766	1,494	1,497
Operating services	9,739	7,135	7,443	5,847	6,650
Real estate service expenses	1,961	1,937	4,213	4,094	4,317
General and administrative	3,025	3,484	3,196	3,498	2,891
Depreciation and amortization	17,228	14,897	15,057	12,002	10,370
Total expenses	**$39,329**	**$33,881**	**$36,244**	**$30,718**	**$29,642**
Operating Income	**$5,237**	**$4,451**	**$115**	**$3,506**	**$1,299**
OTHER (EXPENSE) INCOME					
Interest expense	($10,330)	($9,218)	($9,067)	($6,900)	($4,489)
Interest and other investment income (loss)	152	151	151	2	1
Equity in earnings (loss) of unconsolidated joint ventures	(420)	(600)	(1,402)	(1,797)	(1,401)
Land and other impairments	(2,137)	(2,499)	-	(24,566)	-
Gain on change of control of interests	-	-	13,790	-	14,217
Realized gains (losses) and unrealized losses on disposition	-	270	13	100	(6,330)
Gane on sale of land/other	296	-	-	-	-
Gain (loss) from early extinguishment of debt, net	-	-	-	(461)	-
Total other income (expense)	**($12,439)**	**($11,896)**	**$3,485**	**($33,622)**	**$1,998**
Net income (loss)	**($7,202)**	**($7,445)**	**$3,600**	**($30,116)**	**$3,297**
Noncontrolling interest in consolidated joint ventures	$405	$846	$1,248	$640	$451
Redeemable noncontrolling interest	(6,015)	(4,551)	(4,212)	(3,951)	(3,330)
Net income (loss) available to common shareholders	**($12,812)**	**($11,150)**	**$636**	**($33,427)**	**$418**

3Q 2019 CLI Multifamily Portfolio 40

Appendix $ in thousands Key Financial Metrics - (Page 6) (1)Funds from operations (“FFO”) is calculated in accordance with the definition of the National Association of Real Estate Investment Trusts (NAREIT). See p.17 “Information About FFO, Core FFO & AFFO”. (2)Includes any outstanding preferred units presented on a converted basis into common units, noncontrolling interests in consolidated joint ventures and redeemable noncontrolling interests. (3)Multiple presented after the slash represents effective Net Debt-to-EBITDA ratio excluding the impact of the Liberty Towers acquisition. Balance Sheet - (Page 11) (1)Includes mark-to-market lease intangible net assets of $101,294 and mark-to-market lease intangible net liabilities of $40,405 as of 3Q 2019. Debt Summary & Maturity Schedule - (Page 19) (1)2017 term loan, maturing on January 25, 2020, has three year term with two 1-year extension options available. (2)The actual weighted average LIBOR rate for the Company’s outstanding variable rate debt was 2.05 percent as of September 30, 2019, plus the applicable spread. (3)Excludes amortized deferred financing costs primarily pertaining to the Company’s unsecured revolving credit facility which amounted to $723 thousand for the three months ended September 30, 2019. Debt Profile - (Pages 20-21) (1)Effective rate of debt, including deferred financing costs, comprised of the cost of terminated treasury lock agreements (if any), debt initiation costs, mark-to-market adjustment of acquired debt and other transaction costs, as applicable. (2)Senior unsecured debt is rated BB-/Ba2/BB by S&P, Moody’s and Fitch respectively. (3)Cost of terminated treasury lock agreements (if any), offering and other transaction costs and the discount/premium on the notes, as applicable. (4)The Company has a 1-year extension option available. 2017 term loan, maturing on January 25, 2020, has three year term with two 1-year extension options available. (5)At its original scheduled maturity in October 2019, the loan was amended and restated with a new interest rate and a new maturity date of April 2022. 2019/2020 Debt Maturities - (Page 22) (1)Construction loan LTVs are calculated using the respective maximum loan balance. Unconsolidated Joint Ventures - (Page 23) (1)Amounts represent the Company’s share based on ownership percentage. (2)On January 31, 2019, the Company acquired Prudential’s 50% ownership interest in M2, consolidating the asset on the Company’s balance sheet. Amounts represent joint venture activity prior to the Company’s consolidation. On February 28, 2019, the Company disposed of its 50% interest in Red Bank Corporate Plaza. 3Q 2019 Equity in Earnings of Unconsolidated Joint Ventures $113 Unconsolidated Joint Venture Funds from Operations 4,380 Joint Venture Share of Add-Back of Real Estate-Related Depreciation 4,493 Minority Interest in Consolidated Joint Venture Share of Depreciation (839) EBITDA Depreciation Add-Back $3,654 Property Listing - (Page 26) (1)Includes annualized base rental revenue plus escalations for square footage leased to commercial and retail tenants only. Excludes leases for amenity, parking and month-to-month tenants. Annualized base rental revenue plus escalations is based on actual September 2019 billings times 12. For leases whose rent commences after October 1, 2019 annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above. (2)The property was sold subsequent to quarter-end. (3)Average base rents + escalations reflect rental values on a triple net basis. (4)Excludes Harborside 1, comprised of 399,578 SF, which was removed from leasable inventory as of September 30,2019. Excludes non-core holdings targeted for sale at 158,235 SF; excludes consolidated repositionings taken offline totaling 218,454 SF. Total consolidated office portfolio of 11,368,931 SF. 3Q 201941

Appendix - Continued

Top 15 Tenants - (Page 30)
(1) Annualized base rental revenue is based on actual September 2019 billings times 12. For leases whose rent commences after October 1, 2019, annualized base rental revenue is based on the first full month's billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.
(2) Represents the percentage of space leased and annual base rental revenue to commercial tenants only.
(3) 9,356 square feet expire in 2019; 33,363 square feet expire in 2021; 388,207 square feet expire in 2027.
(4) 24,607 square feet expire in 2019; 5,004 square feet expire in 2021; 237,350 square feet expire in 2029.
(5) 66,606 square feet expire in 2024; 54,341 square feet expire in 2026.
(6) 5,256 square feet expire in 2022; 82,936 square feet expire in 2026; 56,360 square feet expire in 2030.
(7) 17,855 square feet expire in 2021; 38,930 square feet expire in 2023; 45,042 square feet expire in 2024; 20,395 square feet expire in 2026; 15,408 square feet expire in 2027.

Expirations - (Pages 31-32)
(1) Includes office & standalone retail property tenants only. Excludes leases for amenity, retail, parking & month-to-month tenants. Some tenants have multiple leases.
(2) Reconciliation to Company's total net rentable square footage is as follows:

	Square Feet
Square footage leased to commercial tenants	8,518,172
Square footage used for corporate offices, management offices, building use, retail tenants, food services, other ancillary service tenants and occupancy adjustments	329,788
Square footage unleased	2,121,393
Total net rentable square footage (excluding ground leases)	**10,969,353**

(3) Annualized base rental revenue is based on actual September 2019 billings times 12. For leases whose rent commences after October 1, 2019 annualized base rental revenue is based on the first full month's billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.
(4) Includes leases in effect as of the period end date, some of which have commencement dates in the future, and leases expiring September 30, 2019 aggregating 18,825 square feet and representing annualized base rent of $520,904 for which no new leases were signed.

Operating & Recently Stabilized Communities - (Page 34)
(1) Subsequent to quarter end, the Company disposed of Alterra & The Chase at Overlook Ridge for a gross price of $411.5 million.
(2) Unconsolidated joint venture income represented at 100% venture NOI. See Information on Net Operating Income (NOI) on page 44.
(3) As of September 30, 2019, Priority Capital included Metropolitan at $20,914,422 (Prudential).
(4) Excludes approximately 83,083 SF of ground floor retail.

In-Construction Communities - (Page 36)
(1) Represents maximum loan proceeds.
(2) Represents development costs funded with debt or capital as of September 30, 2019.
(3) As a result of revisions to the existing budget for the Chase III project, the Company anticipates not needing to use the maximum funding amount on the loan, $62 million.

Future Start Communities - (Page 37)
(1) These land parcels are under contract to be sold.
(2) Currently approved for approximately 290,000 square feet of office space.
(3) Freehold: Roseland has signed an acquisition agreement, subject to certain conditions.

3Q 2019 42

Global Definitions 3Q 201943

Information About Net Operating Income (NOI)

$ in thousands
(unaudited)

Reconciliation of Net Income (Loss) to Net Operating Income (NOI)

	3Q 2019			2Q 2019		
	Office/Corp	Roseland	Total	Office/Corp	Roseland	Total
Net Income (loss)	($48,819)	($7,202)	($56,021)	($12,884)	($7,445)	($20,329)
Deduct:						
Real estate services income	(1,961)	(1,450)	(3,411)	(2,091)	(1,439)	(3,530)
Interest and other investment loss (income)	(37)	(152)	(189)	(364)	(151)	(515)
Equity in (earnings) loss of unconsolidated joint ventures	(307)	420	113	(512)	600	88
General and administrative - property level	-	(1,310)	(1,310)	-	(1,014)	(1,014)
Gain on change of control of interests	-	-	-	-	-	-
Realized (gains) losses and unrealized losses on disposition	35,079	-	35,079	(255)	-	(255)
Gain on sale of land/other	-	(296)	(296)	-	(270)	(270)
(Gain) on sale of investment in unconsolidated joint ventures	-	-	-	-	-	-
(Gain) loss from early extinguishment of debt, net	98	-	98	(588)	-	(588)
Add:						
Real estate services expenses	1,944	1,961	3,905	2,042	1,937	3,979
Leasing personnel costs	534	-	534	542	-	542
General and administrative	9,029	3,025	12,054	12,943	3,484	16,427
Depreciation and amortization	32,310	17,228	49,538	34,455	14,897	49,352
Interest expense	13,120	10,330	23,450	14,297	9,218	23,515
Property impairments	5,894	-	5,894	5,802	-	5,802
Land and other impairments	4,208	2,137	6,345	-	2,499	2,499
Net Operating Income (NOI)	$51,092	$24,691	$75,783	$53,387	$22,316	$75,703

Definition of: Net Operating Income (NOI)

NOI represents total revenues less total operating expenses, as reconciled to net income above. The Company considers NOI to be a meaningful non-GAAP financial measure for making decisions and assessing unlevered performance of its property types and markets, as it relates to total return on assets, as opposed to levered return on equity. As properties are considered for sale and acquisition based on NOI estimates and projections, the Company utilizes this measure to make investment decisions, as well as compare the performance of its assets to those of its peers. NOI should not be considered a substitute for net income, and the Company's use of NOI may not be comparable to similarly titled measures used by other companies. The Company calculates NOI before any allocations to noncontrolling interests, as those interests do not effect the overall performance of the individual assets being measured and assessed.

3Q 2019 44

Company Information, Executive Officers & Analysts Company Information 3Q 201945

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS The Company considers portions of this information, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target”, “continue” or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors about which the Company has made assumptions are: -risks and uncertainties affecting the general economic climate and conditions, which in turn may have a negative effect on the fundamentals of the Company’s business and the financial condition of the Company’s tenants and residents; -the value of the Company’s real estate assets, which may limit the Company’s ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by our properties or on an unsecured basis; -the extent of any tenant bankruptcies or of any early lease terminations; -The Company’s ability to lease or re-lease space at current or anticipated rents; -changes in the supply of and demand for the Company’s properties; -changes in interest rate levels and volatility in the securities markets; -The Company’s ability to complete construction and development activities on time and within budget, including without limitation obtaining regulatory permits and the availability and cost of materials, labor and equipment; -forward-looking financial and operational information, including information relating to future development projects, potential acquisitions or dispositions, leasing activities, capitalization rates and projected revenue and income; -changes in operating costs; -The Company’s ability to obtain adequate insurance, including coverage for terrorist acts; -The Company’s credit worthiness and the availability of financing on attractive terms or at all, which may adversely impact our ability to pursue acquisition and development opportunities and refinance existing debt and the Company’s future interest expense; -changes in governmental regulation, tax rates and similar matters; and -other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants or residents will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors which could impact us and the statements contained herein, see Item 1A: Risk Factors in MCRC’s Annual Report on Form 10-K for the Year ended December 31, 2018. We assume no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise. This Supplemental Operating and Financial Data is not an offer to sell or solicitation to buy any securities of the Mack-Cali Reality Corporation (“MCRC”). Any offers to sell or solicitations of the MCRC shall be made by means of a prospectus. The information in this Supplemental Package must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the MCRC for the same period with the Securities and Exchange Commission (the “SEC”) and all of the MCRC’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the Supplemental Package without reference to the 10-Q and the Public Filings. Any investors’ receipt of, or access to, the information contained herein is subject to this qualification. 3Q 201946